EXHIBIT 10.4

            AGREEMENT FOR BANQUET, FOOD AND BEVERAGE SERVICES


This Agreement, made this 18th day of June, 1997, by and between TOWN OF HAMDEN located in Hamden, Connecticut 06518 (hereinafter referred to as TOWN OF HAMDEN) and UDS FOOD MANAGEMENT CORP., located at 2 Broadway, Hamden, Connecticut 06518-2697 (hereinafter referred to as UDS);

                               Witnesseth

In consideration of the covenants herein and intending to be legally bound hereby, the parties mutually agree as follows:

     TOWN OF HAMDEN hereby grants to UDS, an independent contractor, the exclusive rights and privileges to operate, sell and dispense food, alcoholic beverages, and other such products as are authorized by TOWN OF HAMDEN at or upon Laurel View Country Club's premises, 310 West Shepard Avenue, Hamden, Connecticut 06514.

OWNERSHIP OF EQUIPMENT: It is understood that the TOWN OF HAMDEN is the owner of the premises. UDS and the TOWN OF HAMDEN will take inventory of all Town-owned equipment at the commencement of this contract. At termination of this contract, UDS will be responsible for inventory levels, with consideration to normal breakage and wear. Any miscellaneous food service equipment and any other equipment supplemental to the services that have been supplied by UDS shall remain UDS's property at all times. These items must be clearly marked with I.D. tags. UDS will supply its own telephone service.

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MAINTENANCE AND EQUIPMENT: The division of responsibility between TOWN OF
HAMDEN and UDS is hereafter provided.

UDS will be responsible for:

     a) cleaning of the dining area floors, the day-to-day cleaning of the dining area, and the cleanliness of walls, ceilings, windows and light fixtures;

     b)   removal of grease;

     c) furnishing exterminator services, semiannual cleaning of hoods, ducts and filters;

     d) keeping said premises, furniture, fixtures and manual food service equipment in a clean and sanitary condition in accordance with recognized standards for such equipment and in accordance with all laws, ordinances, regulations and rules of federal, state and local authorities;

     e) routine cleaning of the kitchen, cold storage areas and counter areas;

     f) laundry service for kitchen, cold storage areas and counter areas;

     g) purchasing of all food and supplies at normal wholesale or trade prices;

Town of Hamden will be responsible for: Furnishing maintenance services if and when required for the proper maintenance and repairs of said premises, fixtures, furniture and equipment and replacing equipment as is mutually agreed to be necessary, except in those cases where the necessity for replacement is caused through the negligence of UDS's employees.

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LICENSES AN PERMITS: UDS shall obtain, at its cost, as a cost of operation prior to commencing operations at Laurel View country Club's premises, all necessary permits, licenses and other approvals required by law for its operation hereunder.

UTILITIES: TOWN OF HAMDEN shall, at its expense, provide UDS with necessary and sufficient refrigeration equipment, freezer space, and water and for the food and beverage operation. UDS shall pay for all electricity by reimbursing TOWN thereafter within thirty (30) days of receipt of an electric bill from TOWN. Failure to make payment on a timely basis shall constitute a material breach of this Agreement.

RECORDS: UDS will at all times maintain an accurate record of all merchandise inventories and sales in connection with the operation of the food and beverage service. All such records shall be kept on file by UDS for a period of three years, and UDS shall give TOWN OF HAMDEN and its agents the privilege, at any reasonable time, of auditing its records. All sales, for the purpose of this Agreement, are defined as cash collections less applicable federal, state and local taxes for such UDS has the sole responsibility to collect, report and pay to the taxing authorities.

INSURANCE: During the term of this Agreement, UDS will obtain and keep in force throughout the term of the Agreement Comprehensive Insurance including Public Liability for the interior of the building and the exterior deck and Product Liability insurance with limits of $2,000,000.00 per occurrence/$2,000,000.00 aggregate combined single limit for bodily injury and property damage.

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Workers' Compensation insurance will be provided in accordance with statutory limits.

UDS shall obtain Liquor Control Act (Dram Shop Act) Insurance in an amount equal to the statutory limit (C.G.S. Section 30-102).

INSURANCE: UDS shall, on or before the commencement of the term of this Agreement, deliver to the TOWN OF HAMDEN duplicate copies of its insurance policies with evidence of premium payment.

     UDS shall promptly pay the premiums on all insurance policies and shall furnish the TOWN OF HAMDEN with receipted bills or other evidence showing payment. Any renewed policies of insurance shall be delivered to the TOWN OF HAMDEN at least thirty (30) days before the old policies expire. In the event that UDS fails to deliver the policies in the manner stated, the TOWN OF HAMDEN may take out the required policies and charge their costs plus expense incurred in obtaining said policies, to UDS.

     Upon UDS's default on any of the terms, conditions and covenants of this Agreement, all unearned insurance premiums paid shall be the sole property of the TOWN OF HAMDEN. If UDS fails to provide the TOWN OF HAMDEN with the insurance requirements of this Paragraph prior to the commencement of the term of this Agreement, this Agreement shall be and become null and void.

INDEMNIFICATION:

     UDS shall indemnify and hold harmless the TOWN OF HAMDEN, its officers, agents, attorneys and employees from all claims and demands of third persons including but not limited to those for death, for personal injuries or for property damages arising out of

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the use or occupation of the premises by UDS or out of any of the acts of omissions of UDS, its officers, shareholders, employees, agents, attorneys, representatives, contractors, customers, guests, invitees and any other persons doing business with it where such acts or omissions are on the premises, or resulting from activities on said premises, provided the same shall not be as a result of the TOWN OF HAMDEN's negligence.

PERSONNEL POLICIES: All food service employees will be on UDS's payroll. All persons employed by UDS at Laurel View Country Club's premises shall be in uniform at all times. UDS's employees shall comply with the rules and regulation at any time promulgated by TOWN OF HAMDEN for the safe, orderly and efficient conduct of all activities being carried out while on TOWN OF HAMDEN's premises. UDS shall not retain at the premises any employee not acceptable to TOWN OF HAMDEN for any reason. TOWN OF HAMDEN will allow employees and agents of UDS access to service areas and equipment at all reasonable times. UDS, in performing work by this Agreement, shall not discriminate against any employee or applicant for employment because of race, color, creed, national origin, age, sex or disability. UDS's employment policies shall meet the requirements of the Fair Labor Standards Act and all other regulations required by the United States Department of Labor. UDS shall maintain status as an equal opportunity employer.

FINANCIAL CONSIDERATIONS: UDS agrees to operate the Laurel View Country Club banquet and dining facility including the 19th hole grill, on a profit and loss basis. UDS agrees to pay TOWN rent in

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the amount of Twenty-One Hundred Dollars ($2,100.00) per month, commencing on the effective date of this Agreement, provided that said amount shall be increased to Twenty-Five Hundred Dollars ($2,500.00) per month effective January 1, 1998 and to Twenty-Six Hundred Seventy-Five Dollars ($2,675.00) per month effective January 1, 1999.

     UDS agrees to return commissions to TOWN in the amount of fifty percent (50%) of its profit in excess of seven percent (7%) of gross sales. UDS shall make payment of said profits to TOWN on a monthly basis. UDS will compile and submit to TOWN OF HAMDEN on a monthly basis, a monthly statement that will show all sales and expenses. This statement will have sufficient back-up material for TOWN accountants to audit. If expenses exceed sales, UDS is solely responsible for the loss. UDS shall pay for all foodstuffs and materials which are required to provide the food services described herein, and the wages, salaries and benefits of its employees engaged to provide such services. UDS shall charge any applicable sales tax to all who purchase food from UDS and shall be responsible for remittance to such taxes to the proper authorities.

MISCELLANEOUS: All obligations hereunder are subject to federal, state and local regulations. In the event the building or said premises, or any of them in which UDS's equipment and machines are located, are partially or completely damaged by fire, the elements, the public enemy, or any other casualty, of if UDS is prevented from operating hereunder because of such damage or because of riots, labor troubles or disturbances, the same shall not be

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considered as a default under the provisions of this Agreement.

USE OF PREMISES:

     UDS agrees to use the premises exclusively for the purposes previously and hereinafter set forth. No other use or activity shall be conducted by UDS, its owners, backers, officers, employees or agents without the express written consent of TOWN OF HAMDEN by its duly authorized agent. Standards of service, maintenance of the premises, quality and quantity of food and beverages including beer, wine and liquors, shall be based on reasonable standards found in the restaurant industry in and about the Town of Hamden.

     The cloakroom shall be operated and maintained by UDS. All vending machines located on the premises shall be operated and maintained by UDS.

     UDS covenants and agrees that in no event will it cause or permit the sale, serving or consumption of alcoholic liquor in violation of state liquor control laws and regulations and UDS covenants and agrees that in no event will it cause or permit the sale, service or consumption of alcoholic liquor in any part of the premises other than the main dining room, nineteenth hole bar, lounge and lounge patio and deck.

     Disposable dishes, glasses, cups and eating utensils of a reasonable kind and quality may be used in the operation of the Family Grille. The expense thereof shall be solely borne by UDS.

     UDS covenants and agrees that it will provide at its sole expense all kitchen aids, serving aids and all other related items necessary for the proper maintenance of the premises and proper

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service for the purposes of this Agreement, and it will furnish at its sole expense, all basic and miscellaneous cleaning equipment, chemicals and utensils for maintenance of the leased areas and will furnish at its sole expense all pots, pans, utensils, and miscellaneous serving utensils such as trays, tray stands, pitchers, coffee servers and, as necessary, dinnerware.

YEAR ROUND OPERATIONS/MINIMUM HOURS AND DAYS OF SERVICE:

     UDS covenants, warrants, represents and agrees that it will provide all service required by this Agreement on a continuous, uninterrupted year-round basis, and that its operations will be conducted and all services provided during the following minimum hours at the following areas of the premises.

          a. NINETEENTH HOLE BAR: Service shall be provided at all times the golf course is open. Food service and liquor service as permitted by law shall be provided by UDS as it deems necessary.

          b. LOUNGE AND BAR: Services shall be provided for public use and liquor service by UDS as it deems necessary.

          c. FAMILY GRILLE: Services shall be provided as deemed necessary or appropriate from time to time by UDS.

          d. MAIN DINING ROOM: The entire Main Dining Room shall be available for special luncheons and/or banquets during day and evening hours as deemed necessary or appropriate.

SURRENDER UPON TERMINATION:

     UDS shall vacate the premises in good order and repair, in which said property is now, ordinary wear and tear, and casualties by accident and fire not occurring through the tenants negligence

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excepted, and shall remove all its property therefrom so that the TOWN can repossess the property not later than noon on a day upon which this Agreement or any renewal term or extension thereof ends, whether upon notice, by forfeiture, by holdover or otherwise. The TOWN shall have the same rights to enforce this covenant by ejectment and for damages or otherwise as for any other breach of any other condition of the Agreement.

ALTERATIONS AND IMPROVEMENTS:

     No alteration, addition or improvement to the premises shall be made by UDS without the express written approval of the TOWN OF HAMDEN. Any such approved alteration, addition or improvement, and any fixtures installed as apart thereof shall, at the TOWN OF HAMDEN's option, become the property of the TOWN OF HAMDEN, upon the expiration or sooner termination of this Agreement, provided, however, that the TOWN OF HAMDEN shall have the rights to require UDS to remove such fixtures at UDS's costs and expense upon the termination of the Agreement.

DEFAULT AND FORFEITURE:

     TOWN OF HAMDEN may enforce the performance of this Agreement upon knowledge of any default hereof in any manner provided by law and this Agreement shall be forfeited on a declaration of forfeiture by the TOWN at its option, if UDS shall by failure to comply with the terms, covenants and conditions of the Agreement default thereon and the default shall continue for thirty (30) days as follows:

          a.   If UDS shall desert or vacate the demised premises.


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          b.   If default shall be made by UDS in the payment of the sums specified herein.

          c. If default shall be made by UDS in the performance of any of the terms or conditions, covenants and agreements of this Agreement UDS is to perform.

          d. If UDS shall fail to keep the business in continuous, uninterrupted operation as provided by the Agreement, or shall fail to keep the business reasonably well stocked with provisions including alcoholic liquor.

          e. If UDS shall assign this Agreement or sublet the demised premises without the written consent of the TOWN OF HAMDEN by its Mayor.

          f. If UDS shall fail to comply with any of the statutes, ordinances, rules or regulations or any governmental body.

          g.   If UDS shall at any time during the Agreement term either
(1) become insolvent; (2) have proceedings in bankruptcy instituted by or against it; (3) compound its debts or assign over its estate, effects or property for payment thereof; (4) have its assets or the demised premises levied by execution, including any tax levy by the Internal Revenue Service; or (5) have a receiver or trustee appointed over its property.

          h. If UDS shall occupy or in any manner suffer the premises to be occupied through any unlawful or illegitimate purpose or subject the premises to commit or to allow to be done or committed, any unlawful act on the premises.

          i.   if UDS shall at any time fail to be lawfully

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permitted to sell and serve alcoholic liquor at the premises to be consumed on the premises.

          j. If UDS shall do or commit, or allow to be done or committed, any willful waste in or on the demised premises or any part thereof.

          k. If UDS shall, during the term of the Agreement, assign or sublet the premises or any part thereof without written permission of the TOWN OF HAMDEN.

     The TOWN shall notify UDS of any default hereinabove provided and of TOWN's intention to declare this Agreement forfeited. The notice from the TOWN OF HAMDEN shall be sent by registered mail, postage prepaid, to the Statutory Agent for Service of UDS, and unless UDS shall have completely removed or cured the default within thirty (30) days of the date notice is sent, this Agreement shall come to an end as if the date of notice of default and intention to declare forfeiture were the day originally fixed herein for the expiration of the term of this Agreement. The TOWN OF HAMDEN shall have the right without further notice or demand, to re-enter and recover possessions of the premises and remove all persons and UDS's property from the demised premises without being deemed guilty of any manner of trespass and without summary process or notice, as may be provided by law for eviction and without prejudice to any remedies for arrears of rent or breach of the Agreement, or the TOWN OF HAMDEN at its option may resume possession of the premises and re-let the premises for the remainder of the term for the account of UDS, but the TOWN OF

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HAMDEN shall have no obligation to resume possession and re-let the premises.

     Neither the termination of the Agreement by forfeiture nor the takeover or recovery of possession of the premises shall deprive the TOWN OF HAMDEN of any other action, right, or remedy against UDS for possession or rent due and owning and in no case shall any omission by the TOWN OF HAMDEN to enforce any forfeiture, or to exercise any other remedy to which the TOWN OF HAMDEN may be entitled, or to require a strict performance of all the terms of the Agreement, be deemed to be a waiver by TOWN OF HAMDEN of the right to enforce and exercise the right or any other forfeiture or remedy, or the right to have and expect the strict performance of all terms and conditions of this Agreement by UDS, and any right accruing to TOWN OF HAMDEN hereunder to forfeit or terminate the Agreement shall not be waived or defeated except by written waiver of the duly authorized agent of the TOWN OF HAMDEN, and acceptance of rent shall not in any event be construed as a waiver.

RIGHT OF ENTRY:

     TOWN OF HAMDEN or its agents shall have the right to enter the premises at all reasonable times in order to examine it, to make such repairs, or alterations, improvements or additions as the TOWN OF HAMDEN reasonably deem are necessary and desirable, which activity shall be commenced and performed so as not to interfere with the rights of UDS hereunder and the operation of UDS's business. UDS shall be allowed to take all material onto and upon the premises that may be required therefore without the same

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constituting an eviction of UDS in whole or in part.

FIRE AND CASUALTY LOSSES:

     In the case of damage by fire or other casualties to the building in which the premises are located, if the damage is so extensive so as to amount practically to the total destruction of the premises or of such building, this Agreement shall cease. The TOWN OF HAMDEN, at its option, may rebuild or repair any part of the demised premises injured or destroyed by fire or other casualty, it being understood that if it shall take more than fifteen (15) days to repair or rebuild said premises, UDS shall have the option to terminate the Agreement and thereafter it shall be null and void and of no further force or effect whatsoever.

     In the event of damage to the premises by fire or otherwise, and such damages is not so extensive so as to cause a substantial interference with the business of UDS, UDS may request that UDS's business continue operation, under such conditions as are permissible under the circumstances.

UDS'S LIABILITY:

     UDS agrees that it will not hold the TOWN OF HAMDEN liable for any latent defects or dangerous conditions of which UDS is aware in, on or at the premises, or in, on or at the building of which the demised premises form a part and the TOWN OF HAMDEN shall not be liable for any failure of water supply, heat or power, nor for any injury or damage to persons or property caused by fire or the elements, by UDS's negligence, by other persons in the building, or from falling plaster or from gas, electricity, water, rain, snow,

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dampness, or from pipes, appliances, equipment or plumbing which are not caused by the TOWN OF HAMDEN's negligence.

COMMENCEMENT AND TERMINATION: This Agreement shall become effective on or about January 1, 1997, and shall remain in force until December 31, 1999. Any notice to be given hereunder shall, be sent to David Murphy, Vice President, UDS Food Management Corp., 2 Broadway, Hamden, CT 06518-2697, by registered mail; and to TOWN OF HAMDEN, to Lillian D. Clayman, Mayor, Hamden, CT 06518, by registered mail.

STATE LAW DEFINITION: The provisions of this Agreement shall be construed under the laws of the State of Connecticut.



In witness whereof, the parties have executed this Agreement as of the date first above written.

ATTEST:                            TOWN OF HAMDEN



                                   By /s/ LILLIAN D. CLAYMAN
-----------------------------       ----------------------------------
                                     Lillian D. Clayman
                                     Mayor


ATTEST:                            UDS FOOD MANAGEMENT CORP.



                                   By /s/ DAVID MURPHY
-----------------------------       ----------------------------------
                                     DAVID MURPHY
                                     Vice President



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